UNITED STATES
         SECURITIES AND EXCHANGE
               COMMISSION

          Washington, D.C.  20549

                FORM 8-K


                              CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


                         Date of Report
                     (Date of earliest event reported)
                         April 29, 2003


     THE COMMERCE GROUP, INC.
                     (Exact name of registrant as specified in its charter)


Massachusetts        001-13672          04-2599931
 (State or other                 (Commission File               (IRS Employer
  jurisdiction                        Number)                    Identification
  of Incorporation)                                                   No.)


 211 Main Street, Webster, Massachusetts  01570
  (Address of principal executive offices)                      (Zip Code)


        Registrants telephone number, including area code:
                     (508) 943-9000

The Commerce Group, Inc.
Form 8-K
April 30, 2003


Item 9.  REGULATION FD DISCLOSURE

     The following information, including the text of the press release attached as an Exhibit to this Form 8-K, is furnished pursuant to Item 9, "Regulation FD Disclosure" and Item 12, "Disclosure of Results of Operations and Financial Condition".

     On April 29, 2003, The Commerce Group, Inc. (the "Company") issued a press release announcing its results for the quarter ended March 31, 2003. A copy of the press release is attached as
Exhibit 99.1 to this Form 8-K.

     In its press release, the Company presents "operating earnings" and "operating earnings per diluted share", non-GAAP financial measures, as well as net earnings and net earnings per diluted share. Operating earnings is the measure utilized by the Company in managing corporate operating performance. A reconciliation of net earnings to operating earnings is provided in the tables that are included in the press release. Statutory ratios are presented in accordance with principles prescribed by insurance regulatory authorities.





                           SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           THE COMMERCE GROUP, INC.
                           April 30, 2003





                            /s/ Randall V. Becker

                                Randall V. Becker
                          Treasurer and Accounting Officer

                                                   Exhibit 99.1





Press Release

RELEASE:   Immediate (April 29, 2003)

CONTACT:   Randall V. Becker
           Treasurer
           (508) 949-4129


                          The Commerce Group, Inc.
                    Announces 2003 First Quarter Results
              and Comparison to First Quarter 2002 as Restated


WEBSTER, Mass., April 29, 2003 -- The Commerce Group, Inc. (NYSE:CGI) today reported 2003 first quarter results. Net earnings were $12.9 million, or $0.40 per diluted share, compared to $34.0 million or $1.02 per diluted share for 2002 (as restated).

Operating earnings, a non-GAAP financial measure, were $17.5 million, or $0.54 per diluted share, compared to $26.4 million or $0.79 per diluted share for 2002 (as restated). Operating earnings consist of net earnings adjusted to exclude: (1) the after-tax impact of net realized investment losses; (2) the after-tax impact of variable accounting stock option treatment; and, (3) for 2002 only, the after-tax effect of a required change in accounting principle. The Company believes that the items noted above, which are excluded in the calculation of operating earnings, are not indicators of corporate operating performance and, as such, are not measures used by the
Company in managing operations.   Operating earnings as defined by the
Company may not be comparable to similarly captioned measurements utilized by other property and casualty insurance companies. A reconciliation of net earnings to operating earnings is provided in the tables that follow.

Earned premiums were $338.0 million for the first quarter of 2003 compared to $280.8 million for 2002. A schedule of direct written premiums to earned premiums is included in the attached tables.

Net realized investment losses were $5.8 million, or $0.19 per diluted share, compared to $3.4 million or $0.07 per diluted share for 2002.
A complete breakdown of this information is included in the attached tables.

                                      MORE

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CGI 1Q03 earnings (page 2 of 6)

The statutory combined ratio for property and casualty operations was 101.5% compared to 98.1% for 2002. The increase in the combined ratio was primarily the result of an increase in the loss ratio, offset by a decrease in the underwriting ratio. The Company's loss ratio for the first quarter of 2003 increased to 81.5% from 76.9% during the same period last year. The increase was the result of increased claim frequency of approximately 20% in the Massachusetts personal automobile line and approximately 50% in the Massachusetts homeowner line, primarily due to the severe winter weather conditions experienced in the Northeast. Additionally, the Company experienced higher losses assumed from the Massachusetts residual market system (commonly known as C.A.R.) primarily as a result of higher C.A.R. loss ratios due to the severe winter as compared to last year. Overall, these loss results were somewhat offset by a reduced loss ratio from business written outside of the Northeast. The Company's statutory underwriting ratio improved to 20.0%, as compared to 21.2% for last year's first quarter, primarily from reduced accrued contingent commissions as a result of the high loss ratio mentioned previously, coupled with premium growth exceeding growth in underwriting expenses.

As mentioned in previous 2002 SEC filings, in the first quarter of 2002 the Company received other income of $7.0 million, or $0.14 per diluted share, as a result of an agreement to offer to write the business from Berkshire Mutual Insurance Company. This amount is included in operating earnings for 2002. Additionally, in the first quarter of 2002 the Company recorded income net of taxes of $11.2 million or $0.34 per diluted share, due to the effect of a change in accounting principle related to SFAS No. 142.

As disclosed in the Company's 2002 Form 10-K, in the fourth quarter of 2002 the Company changed its method of accounting for employee stock options and began applying variable accounting treatment for employee stock options issued in 1999 and 2000. Accordingly, the Company restated its 2002 quarterly results. The impact of the restatement for the three months ended March 31, 2002 resulted in a decrease to net earnings of $1.4 million or $0.04 per diluted share.

A complete presentation of March 31, 2003 and 2002 financial statement information, including a breakdown of the components of the combined ratio and realized losses, is included in the financial statements attached to this press release. Additional supplemental financial information will be available on the Company's website at www.commerceinsurance.com under the "Links" section of the "News and Investor Information" area.

At March 31, 2003, the Company had authority to purchase approximately 741,000 additional shares of common stock under the current Board of Directors' stock repurchase authorization. During the past twelve months, the Company purchased 1,352,244 shares of treasury stock at an average price of $37.04 per share.

                                      MORE

CGI 1Q'03 earnings (page 3 of 6)


All quarterly figures are unaudited and all results are reported in accordance with accounting principles generally accepted in the United States (GAAP) with the exception of operating ratios, which are reported on a statutory accounting basis.


About The Commerce Group, Inc.
The Commerce Group, Inc. is headquartered in Webster, Massachusetts. Property and casualty insurance subsidiaries include The Commerce Insurance Company and Citation Insurance Company in Massachusetts, Commerce West Insurance Company in California and American Commerce Insurance Company in Ohio. Through its subsidiaries' combined insurance activities, the Company is ranked as the 26th largest personal automobile insurance group in the country by A.M. Best, based on the most recently available direct written premium information.


Forward Looking Statements
This press release contains some statements that are not historical facts and are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve opinions, assumptions and predictions, and no assurance can be given that the future results will be achieved since events or results may differ materially as a result of risks facing the Company. These include, but are not limited to, those risks and uncertainties in our business, some of which are beyond the control of the Company, that are described in the Company's Forms 10-K and 10-Q, Schedules 13D and 13G, and other documents filed with the SEC, including the possibility of adverse catastrophe experience and severe weather, adverse trends in claim severity or frequency, adverse state and federal regulation and legislation, adverse state judicial decisions, litigation risks, interest rate risk, rate making decisions for private passenger automobile policies in Massachusetts, potential rate filings outside of Massachusetts, adverse impacts related to consolidation activities, heightened competition, as well as the economic, market or regulatory conditions and risks associated with entry into new markets and diversification. The Commerce Group, Inc. is not under any obligation to (and expressly disclaims any such obligations to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.



                             (Tables Follow)

     CGI 1Q '03 earnings (page 4 of 6)

     THE COMMERCE GROUP, INC. (NYSE:CGI-news)
     CONSOLIDATED BALANCE SHEETS
     March 31, 2003 and 2002
     (Thousands of Dollars, Except Per Share Data)
      Unaudited

                                                                     March 31,
ASSETS                                                           2003        2002
                                                                          (Restated)
Investments
  Fixed maturities, at market                                        $  808,990    $  658,430
  Preferred stocks, at market                                        $  308,678    $  243,905
  Common stocks, at market                                           $   95,780    $  118,894
  Preferred stock mutual funds, at equity                            $  274,497    $  315,752
  Mortgage loans                                                     $   22,850    $   36,722
  Cash and short-term investments                                    $  130,949    $  152,219
  Other investments                                                  $   23,230    $   18,227

      Total investments                                              $1,664,974    $1,544,149

Accrued investment income                                            $   14,203    $   15,567
Premiums receivable                                                  $  368,989    $  309,900
Deferred policy acquisition costs                                    $  152,554    $  130,162
Property and equipment                                               $   52,015    $   41,628
Due from reinsurers                                                  $  102,658    $   73,023
Residual market receivable                                           $  169,540    $  136,914
Deferred income taxes                                                $   29,010    $   22,387
Receivable for securities sold                                       $    5,053    $      105
Other assets                                                         $   13,499    $   14,938

      Total assets                                                   $2,572,495    $2,288,773

Liabilities
  Losses and LAE                                                     $  857,162    $  713,072
  Unearned premiums                                                  $  778,129    $  652,016
  Current income taxes                                               $    1,749    $    9,856
  Deferred income                                                    $    7,269    $    7,491
  Contingent commissions accrued                                     $   28,035    $   30,224
  Payable for securities purchased                                   $   63,075    $    1,840
  Other liabilities                                                  $   44,465    $   38,948

      Total liabilities                                              $1,779,884    $1,453,447

Minority interest                                                    $    4,123    $    4,515

Stockholders' equity
  Preferred stock                                                           -             -
  Common stock                                                       $   19,141    $   19,000
  Paid-in capital                                                    $   39,570    $   29,621
  Net accumulated other comprehensive income                         $   28,769    $   16,518
  Retained earnings                                                  $  880,297    $  894,873

                                                                     $  967,777    $  960,012
  Treasury stock                                                     $ (179,289)   $ (129,201)

      Total stockholders' equity                                     $  788,488    $  830,811

      Total liabilities, minority interest and stockholders' equity  $2,572,495    $2,288,773

Common shares outstanding                                            31,879,835    32,950,452

Stockholders' equity per share                                       $    24.73    $    25.21

     CGI 1Q '03 earnings (page 5 of 6)

     THE COMMERCE GROUP, INC. (NYSE:CGI-news)
     CONSOLIDATED STATEMENTS OF EARNINGS
     Three Months Ended March 31, 2003 and 2002
     (Thousands of Dollars, Except Per Share Data)
      Unaudited

                                                               Three Months Ended
                                                                    March 31,
                                                                 2003        2002
                                                                          (Restated)

Revenues:
  Earned premiums                                                   $  337,987    $  280,764
  Net investment income                                             $   22,704    $   22,904
  Premium finance and service fees                                  $    6,330    $    4,932
  Net realized investment losses                                    $   (5,844)   $   (3,447)
  Other income                                                      $       -     $    7,000

      TOTAL REVENUES                                                $  361,177    $  312,153

Expenses:
  Losses and LAE                                                    $  274,394    $  216,576
  Policy acquisition costs                                          $   69,502    $   65,019

      TOTAL EXPENSES                                                $  343,896    $  281,595

      Earnings before income taxes, change in accounting
       principle and minority interest                              $   17,281    $   30,558

Income taxes                                                        $    4,405    $    7,835

Change in accounting principle, net of taxes                        $       -     $   11,237

      Earnings before minority interest                             $   12,876    $   33,960

Minority interest in losses of subsidiary                           $       44    $       10

      NET EARNINGS                                                  $   12,920    $   33,970

COMPREHENSIVE INCOME                                                $   16,425    $   38,094

EARNINGS PER COMMON SHARE:
  BASIC                                                             $     0.40    $     1.03
  DILUTED                                                           $     0.40    $     1.02

Net earnings per share excluding the after-tax impact of net realized investment losses, change in accounting principle and impact of variable accounting for stock options:
  BASIC                                                             $     0.55    $     0.80
  DILUTED                                                           $     0.54    $     0.79

Weighted average shares outstanding:
  BASIC                                                             31,977,554    33,083,119
  DILUTED                                                           32,161,730    33,372,501

     CGI 1Q '03 earnings (page 6 of 6)

     THE COMMERCE GROUP, INC. (NYSE:CGI-news)
     ADDITIONAL EARNINGS INFORMATION
     Three Months Ended March 31, 2003 and 2002
     (Thousands of Dollars, Except Per Share Data)
      Unaudited

                                                               Three Months Ended
                                                                    March 31,
                                                                 2003        2002
                                                                          (Restated)
ADDITIONAL EARNINGS INFORMATION:
Direct written premiums to earned premiums reconciliation:
  Direct written premiums                                           $  448,794    $  383,717
  Assumed premiums                                                      27,983        24,155
  Ceded premiums                                                       (49,742)      (40,331)

     Net written premiums                                              427,035       367,541
     Increase in unearned premiums                                     (89,048)      (86,777)

       Earned premiums                                              $  337,987    $  280,764

Statutory operating ratios for insurance subsidiaries:
  Loss ratio                                                              81.5%         76.9%
  Underwriting ratio                                                      20.0%         21.2%
      Combined ratio                                                     101.5%         98.1%

Reconciliation of net earnings to operating earnings:
  Net earnings                                                      $   12,920    $   33,970
    Plus net realized losses, net of tax                                 6,179         2,241
    Less change in accounting principle, net of tax                          0       (11,237)
    Plus (less) variable acctg. stock option (income) expense,
       net of tax                                                       (1,648)        1,446

  Operating earnings                                                $   17,451    $   26,420

Reconciliation of net earnings to operating earnings per diluted share:
  Net earnings per diluted share                                    $     0.40    $     1.02
    Plus net realized losses, net of tax                                  0.19          0.07
    Less SFAS No. 142 change in accounting principle, net of tax          0.00         (0.34)
    Plus (less) variable acctg. stock option (income) expense,
       net of tax                                                        (0.05)         0.04

  Operating earnings per diluted share                              $     0.54    $     0.79


Breakdown of net realized investment gains (losses):

Fixed maturities                                                    $    3,373    $     (195)
Preferred stocks                                                           981           (47)
Common stocks                                                              267            (9)
Preferred stock mutual funds                                             5,569        (1,248)
Venture capital fund investments                                          (588)       (1,931)
Other                                                                       10           (17)
Other-than-temporary writedowns                                        (15,456)            0

   Net realized investment losses before tax                            (5,844)       (3,447)
Income tax benefit at 35%                                               (2,045)       (1,206)
   Net realized investment losses after tax and before impact
    of valuation allowance                                              (3,799)       (2,241)
Impact of valuation allowance                                           (2,380)            0
   Net realized investment losses after tax and after impact
    of valuation allowance                                          $   (6,179)   $   (2,241)

   Per diluted share net realized investment losses after tax
    and after tax impact of valuation allowance per diluted share   $    (0.19)   $    (0.07)

Page 8 of 8
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